Exhibit 10.17

Director Compensation

Each non-employee director of Farmers National Banc Corp. (the “Corporation”) shall receive for calendar year 2021 an annual retainer fee of $52,500. Directors with significant additional duties shall receive the following additional annual retainers: (i) $25,000 for the independent Chair of the Board of Directors; (ii) $20,000 for the independent Board Vice Chair from January 1, 2021 through April 30, 2021 and $10,000 from May 1, 2021 through December 31, 2021; (iii) $10,000 for the Chair of the Executive Committee; and (iv) $5,000 for all other committee Chairs.

Each non-employee director of Farmers National Banc Corp. (the “Corporation”) shall receive for calendar year 2022 an annual retainer fee of $62,500. Directors with significant additional duties shall receive the following additional annual retainers: (i) $25,000 for the independent Chair of the Board of Directors; (ii) $10,000 for the independent Board Vice Chair; (iii) $10,000 for the Chair of the Executive Committee; and (iv) $7,500 for all other committee Chairs.

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